UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

	600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective June 30, 2010, Jan J. Sevcik no longer serves as the Chief Information Officer of InnerWorkings, Inc. (the “Company”).  Also effective June 30, 2010, the Company entered into a consulting arrangement with Mr. Sevcik pursuant to which he will provide consulting services to the Company through October 1, 2010, unless terminated earlier.  As compensation for such services, Mr. Sevcik will receive $10,000 per month and health insurance benefits through October 31, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 24, 2010.  The matters that were voted on at the meeting and the final voting results as to each such matter are set forth below:

1.	Election of Directors:

	For	Withheld	Broker Non-Votes
John R. Walter	32,920,457	122,815	5,400,733
Eric D. Belcher	33,038,734	4,538	5,400,733
Peter J. Barris	32,921,959	121,313	5,400,733
Sharyar Baradaran	33,038,394	4,878	5,400,733
Jack M. Greenberg	32,844,705	198,567	5,400,733
Linda S. Wolf	33,039,357	3,915	5,400,733
Eric P. Lefkofsky	22,180,160	10,863,112	5,400,733
Charles K. Bobrinskoy	33,039,194	4,078	5,400,733
Adam J. Gutstein	32,959,310	83,962	5,400,733

Effective June 24, 2010 following the Annual Meeting of Stockholders of the Company, the Board of Directors of the Company (the “Board”) elected Jack M. Greenberg to serve as Chairman of the Board.  Also effective June 24, 2010, the Board elected Linda S. Wolf to serve as Chairman of the Nominating and Corporate Governance Committee and John R. Walter to serve as Chairman of the Compensation Committee. Charles K. Bobrinskoy will continue to serve as the Chairman of the Audit Committee. The Board also voted to create an Executive Committee and, effective June 24, 2010, elected Mr. Walter to serve as Chairman of the Executive Committee.

2.	Ratification of the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010:

For	Against	Abstentions	Broker Non-Votes
38,439,857	3,248	900	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 30, 2010	By:	/s/	Joseph M. Busky
	Name:		Joseph M. Busky
	Title:		Chief Financial Officer